                                                                  Exhibit 10.48

                                                     March 6, 2002


Mr. George A. Eldridge
Curis, Inc.
61 Moulton Street
Cambridge, MA  02138


Dear George,

     The purpose of this letter is to confirm our discussions with respect to your transition of duties and separation from employment with Curis, Inc. (the "Company"). As you know, the Company would like your continued assistance in the capacity of Chief Financial Officer for a set period of time to achieve certain specific objectives that are important to the Company. As such, if you remain employed by the Company until May 16, 2002 or until the date when the Company requests your departure following commencement of employment with the Company by the Company's new Chief Financial Officer, whichever is earlier, the Company will provide you with the severance pay and benefits described in the letter agreement below (the "Agreement") if you sign the Agreement and return it no later than March 20, 2002 and, on your last day of employment with the
----------------------------
Company, sign and return the release attached to the Agreement as Attachment A. If you resign your employment with the Company prior to May 16, 2002, or if you choose not to timely sign and return both this Agreement and Attachment A to this Agreement, you will not receive any severance pay and benefits from the Company

                                    AGREEMENT
                                    ---------

     1.  Separation of Employment. Your employment with the Company will end as
         ------------------------
of the date of your resignation, which is to be no sooner than the close of business on May 16, 2002, or on the date when the Company requests your departure following commencement of employment with the Company by the Company's new Chief Financial Officer, whichever is earlier (the "Separation Date"), at which time you will be terminated from all positions and offices held by you with the Company. You acknowledge that, following the Separation Date, you will have no authority to act on behalf of the Company, will not represent yourself as an employee or agent of the Company and will not make or attempt to make any commitments of any nature on behalf of, or otherwise bind, the Company. Further, as of the Separation Date, all salary payments from the Company will cease and any benefits you may have had under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law, or as otherwise described in Section 2 below.

     2.  Severance Pay and Benefits. In return for your timely execution of this
         --------------------------
Agreement, Attachment A as described above, the Company will provide you with the following severance benefits (collectively, the "Severance Benefits"):

         (a) Severance Pay. The Company will provide you with severance pay in
             -------------
the form of salary continuation at your current base rate of pay ($8,076.92 per bi-weekly pay period) for a six-month (6 month) period following the Separation Date (the "Salary Continuation"). The Salary Continuation will be subject to all applicable local, state and federal taxes and withholdings and will be paid to you in equal installments in accordance with the Company's regular payroll practices. In no event will the first installment of the Salary Continuation be paid to you prior to the later of: (i) the first regular pay period following the Separation Date and (ii) your compliance with the provisions of Section 5 of this Agreement. You will not be eligible for, nor will you have a right to receive, any payments from the Company following the Separation Date other than the Salary Continuation.

         (b) Medical and Dental Insurance Continuation Coverage. The Separation
             --------------------------------------------------
Date will be the date of the "qualifying event" under COBRA (the Consolidated Omnibus Budget Reconciliation Act of 1985). If you are eligible for and elect to continue group health insurance coverage under COBRA, the Company will reimburse you for the full costs of health insurance premium payments from the Separation Date through the six-month period thereafter upon your presentation to the Company of reports documenting such premium payments. Thereafter, you will be solely responsible for any and all premium payments during the elected period of health insurance coverage under COBRA. You will be required to pay 102% of the COBRA premium rate if you elect COBRA coverage. You will be provided with an application form. You understand and agree that any participation by you in any group medical or dental insurance plan pursuant to this section will be in accordance with the applicable plan terms and generally applicable policies, and nothing contained herein will obligate the Company to continue any employee benefit plan or restrict in any way the right of the Company to modify or amend said plans.

         (c) Purchase of Company Property. The Company agrees that you may lease
             ----------------------------
through December 31, 2002 from the Company the Company-provided laptop computer (Curis Serial # 10380) for SEVEN HUNDRED DOLLARS ($700.00) and purchase as personal property the Company-provided cellular telephone used by you during your employment for FIFTY DOLLARS ($50.00), provided, however, that you first return and do not retain, any and all Company property stored in the Company-provided laptop computer, pursuant to the provisions of Section 5 below. The Company-provided laptop computer and cellular telephone will be leased and purchased, respectively, by you strictly on an "as is" basis, and you will assume responsibility for all costs related to such items after the Separation Date.

         (d) Electronic Mail and Voice Mail. The Company agrees that you may
             ------------------------------
submit to the Company a forwarding message which, upon approval by the Company, will be installed on your former electronic mail (eldridge@curis.com) and voice mail (617-503-6515) accounts until six months after the Separation Date. You agree that the message will indicate where you can be contacted with respect to personal calls and refer business-related calls to the employees specified by the Company.

         (e) Vacation Pay. Your final paycheck will include payment for any
             ------------
accrued but unused vacation time as of the Separation Date.

         (f) Stock Options. The Company agrees, subject to approval by the Board
             -------------
of Directors, that all stock options granted to you will be vested as of the Separation Date to the extent they would have been vested if you had remained an employee through July 31, 2002. Your stock options will not be exercisable and will not vest as to any other shares. In addition, a stock option grant to you on August 18, 2000 exercisable for 200,000 shares of the Company's common stock at an exercise price of $14.50 will expire and no longer be exercisable as of the Separation Date. Further and subject to approval by the Board of Directors, you will have until May 16, 2003 to exercise all stock options that are vested as of the Separation Date. You acknowledge that the provisions of this paragraph 2(f) may affect the tax treatment of exercised stock options.

         (g) Unemployment Compensation. In the event that you elect to file a
             -------------------------

claim for unemployment benefits, the Company will not oppose your receipt of benefits.

         (h) Acknowledgement. By signing this Agreement and accepting the
             ---------------

Severance Benefits provided in this Section 2, you acknowledge and agree that the Severance Benefits provided in this Section 2 are not intended to and do not constitute a severance plan and will confer no benefit on anyone other than the parties to this Agreement.

         (i) No Further Amounts Owed. You acknowledge and agree that the
             -----------------------

Company's promises, payments and obligations contained in this Agreement are in consideration of, and in full satisfaction for, all amounts of any kind, if any, the Company does owe, might owe or could owe to you, and the promises, representations, and warranties made by you in this Agreement. You further acknowledge and agree that, except for the Severance Benefits set forth in this Agreement, you are not and will not in the future be owed or entitled to any additional payments, compensation or benefits of any kind, including, but not limited to, wages, salary, commissions, vacation time or pay, holiday pay, notice pay, expenses, profit sharing, bonuses, participation payments, stock, stock options, reimbursements, or back or front pay.

     3.  Non-Disparagement. You agree that you will not make any statements that
         -----------------

are professionally or personally disparaging about, or adverse to, the interests of the Company or its officers, directors, managers or employees, including but not limited to any statements that disparage any individual associated with the Company, any product or service of the Company, the Company's finances, financial condition or capability, or any other aspect of the business of the Company, and you will not engage in any conduct which is intended to harm professionally or personally the reputation of the Company, its officers, directors, managers or employees.

     4.  Confidentiality of this Agreement. You agree that you will keep all
         ---------------------------------
information relating in any way to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, completely confidential, and that you will not disclose any information concerning this Agreement or the circumstances of your separation from the Company to anyone except your immediate family, your attorney who is assisting you in negotiating this Agreement and your financial advisor, provided they agree to keep said information confidential and not to disclose it to others; in response to a lawful subpoena, provided that you notify the Company immediately upon receipt of the subpoena and prior to disclosing such information; or as otherwise required by law, the Equal Employment Opportunity Commission ("EEOC") or the Massachusetts Commission Against Discrimination ("MCAD"). You further agree to give the Company seven (7) days notice before making any disclosures barred by this to allow it the opportunity to assent or seek injunctive relief. You agree that neither this Agreement nor any part of it is to be construed, used or admitted into evidence in any kind of legal proceeding, except one brought for the purpose of enforcing this Agreement, or as otherwise required by law.

     5.  Company Property. Except as provided in Section 2(c), you have returned
         ----------------
or will immediately return to the Company following the Separation Date all Company property, including but not limited to all documents, reports, files, memoranda, records, computer software, credit cards, door and file keys, laptop computers, cellular telephones, computer access codes, disks and instructional manuals, and any and all other physical, tangible or personal property that you received, prepared or helped prepare in connection with your employment with the Company; and you will not retain any copies, duplicates, reproductions, or excerpts of any of this material, nor show or give any of the above to any third party who is not an employee or consultant of the Company.

     6.  Nondisclosure of Confidential or Proprietary Information. You
         --------------------------------------------------------
acknowledge that in the course of your employment with the Company, you have become acquainted with and/or developed certain confidential or proprietary information belonging to the Company and its customers, that this confidential or proprietary information is not generally known outside of the Company, and that the protection of such confidential or proprietary information is necessary to the successful conduct of the Company's business and the preservation of the integrity of its relationships with its customers. Therefore, you agree that you will comply fully with the terms and conditions of your (i) Invention, Non-Disclosure and Non-Competition Agreement, dated August 1, 2000, and (ii) Invention and Non-Disclosure Agreement, dated April 23, 1996, (together, the "Non-Disclosure Agreements") relating to inventions and confidential information between you and the Company, that the terms of the Non-Disclosure Agreements will survive the signing of this Agreement, and that you will comply fully with any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company's trade secrets and/or confidential and proprietary documents and information.

     7.  General Release of Claims. In consideration of the Severance Benefits,
         -------------------------
which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, including, but not limited to, its current and former officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Americans With Disabilities Act of 1990,
                         -- ---
42 U.S.C., ss.12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C.
                    -- ---
ss.621 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601
       -- ---
et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, ss.1
-- ---
et seq.; and any and all other similar applicable federal and state statutes,
-- ---
all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss.1681 et seq.; the Worker Adjustment and Retraining Notification Act,
               -- ---
29 U.S.C. ss.2101 et seq.; the Massachusetts Civil Rights Act, M.G.L. c.12
                  -- ---
ss.11H and 11I; the Massachusetts Equal Rights Act, M.G.L. c.93 ss.102 and M.G.L. c.214, ss.1C; the Massachusetts Labor and Industries Act, M.G.L. c. 149, ss.1 et seq.; and the Massachusetts Privacy Act, M.G.L. c.214, ss.1B, all as
     -- ---
amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including, without limitation, any claims arising out of or related to the Offer Letter); all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Further, nothing in this section is intended to release the Company from any unperformed obligations of the Company expressly set forth in this Agreement, including any claim by you for payment under Section 2 of this Agreement and including the Company's obligation to indemnify you to the fullest extent provided in the Company's By-Laws and Certificate of Incorporation, or things that cannot be released by law.

     8.  Entire Agreement. You acknowledge and agree that, with the exception of
         ----------------
(i) the Non-Disclosure Agreements referenced in Section 6 above, (ii) any stock option agreement(s) and (iii) any amendment to your stock option agreement(s), the terms of which are hereby incorporated by reference and will survive the signing of this Agreement, this Agreement contains and constitutes the entire understanding and agreement between the Company with respect to severance benefits and settlement of claims against the Company and supersedes and cancels all previous written or verbal negotiations, understandings, agreements, commitments, and writings in connection herewith. However, nothing contained in this Agreement is intended to be or should be construed as abrogating any of the Company's obligations to you as a former employee that specifically are provided in Company benefit plans. You do not release the Company from any obligations to indemnify you to the fullest extent provided in the Company's By-Laws and Certificate of Incorporation.

     9.  Amendment. This Agreement may not be released, discharged, abandoned,
         ---------
supplemented, amended, changed, or modified in any manner, orally or otherwise, except in writing concurrently or subsequent to its execution date, signed by a duly-authorized officer or representative of you and the Company.

     10. Assignment. You may not assign this Agreement or any interest herein,
         ----------
by operation of law or otherwise, without the prior written consent of the Company. This Agreement will be binding upon and will inure to the benefit of you and the Company and any successor to the Company, which successor will be deemed substituted for the Company under the provisions of this Agreement. For the purposes of this Agreement, the term "successor" will mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, will acquire all or substantially all of the assets or business of the Company.

     11. Governing Law and Construction. The terms of this Agreement are
         ------------------------------
contractual in nature, and it will take effect as a sealed document. This Agreement will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without reference to conflicts of laws rules, and this Agreement will be deemed to have been executed and performed in The Commonwealth of Massachusetts and will be enforceable only in a court of competent jurisdiction located in Massachusetts. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and will not be admissible for the purpose of proving the intent of the parties to this Agreement.

     12. Execution. This Agreement may be executed in two (2) or more duplicate
         ---------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and in pleading or proving any provision of this Agreement it will not be necessary to produce more than one such counterpart.

     13. Waiver. Failure by either you or the Company to insist upon strict
         ------
compliance with any of the terms of this Agreement, in whole or in part, in any one instance, will not be deemed a waiver of such terms or of any other term in another instance.

     14. Validity. Should any provision of this Agreement be declared or be
         --------
determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions will not be affected thereby and said illegal or invalid part, term or provision will be deemed not to be a part of this Agreement.

     15. Breach. It is agreed that in the event one party to this Agreement
         ------
breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract. However, the breach of
Section 3, 4, 5, 6 or 7 by you will constitute a material breach of this Agreement and will relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to the Company, will entitle the Company to accelerate your Separation Date and/or to recover any severance pay and the cost of benefits already paid to you pursuant to
Section 2 of this Agreement.

     16. EEOC or MCAD Investigation. Nothing in this Agreement will prohibit or
         --------------------------
restrict, or be construed as prohibiting or restricting, you from cooperating with, or disclosing information or this Agreement to the EEOC or MCAD, and this section will override any provision to the contrary in this Agreement.

     17. REPRESENTATIONS AND ACKNOWLEDGEMENTS. BY EXECUTING THIS AGREEMENT, YOU
         ------------------------------------
ARE REPRESENTING AND ACKNOWLEDGING THAT:

         (a) THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT IS THE TERMS STATED HEREIN AND NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH YOU BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE YOU TO SIGN THIS AGREEMENT.

         (b) NEITHER THE COMPANY NOR ITS AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS TO YOU INCONSISTENT WITH THE PROVISIONS OF THIS AGREEMENT.

         (c) YOU HAVE CAREFULLY READ THIS AGREEMENT, HAVE HAD AN OPPORTUNITY TO CONSULT WITH AND REVIEW THIS AGREEMENT WITH AN ATTORNEY OF YOUR CHOICE AND HAVE BEEN AFFORDED SUFFICIENT TIME TO UNDERSTAND THE TERMS AND EFFECTS OF THIS AGREEMENT.

         (d) YOU UNDERSTAND THE CONTENTS, MEANING, INTENT AND FINAL AND BINDING EFFECT OF THIS AGREEMENT, AND YOU FREELY, VOLUNTARILY, KNOWINGLY AND WITHOUT DURESS ASSENT TO ALL OF ITS TERMS AND CONDITIONS, AND SIGN THE AGREEMENT AS YOU OWN FREE ACT WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL CLAIMS.

     If the foregoing correctly sets forth our understanding and you accept the terms of this Agreement, please acknowledge your agreement by signing and dating both copies of the Agreement and returning one copy of this Agreement to Ms. Claudia McNair, Executive Director, Human Resources, 61 Moulton Street, Cambridge, MA 02138.

         Sincerely,

         CURIS, Inc.


By:  /s/ Daniel R. Passeri
     -----------------------------------
     Daniel R. Passeri, J.D.
     President and Chief Executive Officer


     In consideration of the promises, conditions and representations set forth in the above Agreement. I hereby CONFIRM, ACCEPT AND AGREE to the terms of the Agreement set forth in this letter on this 19 day of March, 2002:

     /s/ George A. Eldridge
------------------------------------
       George A. Eldridge

                                  ATTACHMENT A

                                     RELEASE

     In consideration of the Severance Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, including, but not limited to, its current and former officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Americans With
                                             -- ---
Disabilities Act of 1990, 42 U.S.C., ss.12101 et seq., the Age Discrimination in
                                              -- ---
Employment Act, 29 U.S.C. ss.621 et seq.; the Family and Medical Leave Act of
                                 -- ---
1993, 29 U.S.C. ss.2601 et seq., the Massachusetts Fair Employment Practices
                        -- ---
Act, M.G.L. c.151B, ss.1 et seq.; and any and all other similar applicable
                         -- ---
federal and state statutes, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss.1681 et seq.; the Worker Adjustment and
                                        -- ---
Retraining Notification Act, 29 U.S.C. ss.2101 et seq.; the Massachusetts Civil
                                               -- ---
Rights Act, M.G.L. c.12 ss.11H and 11I; the Massachusetts Equal Rights Act, M.G.L. c.93 ss.102 and M.G.L. c.214, ss.1C; the Massachusetts Labor and Industries Act, M.G.L. c. 149, ss.1 et seq.; and the Massachusetts Privacy Act,
                                    -- ---
M.G.L. c.214, ss.1B, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract (including, without limitation, any claims arising out of or related to the Offer Letter); all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Further, nothing in this section is intended to release the Company from any unperformed obligations of the Company expressly set forth in the Agreement, including any claim by you for payment under Section 2 of the Agreement, or not permitted to be released by law.

     You acknowledge that you have been given at least seven (7) days to consider the Agreement and Attachment A and that the Company provided you with the opportunity to consult with an attorney of your choosing prior to signing the Agreement and this Attachment A.

     I hereby provide this release of claims as of the current date and acknowledge that the execution of this Release is part of the consideration for the Severance Benefits provided by the Company under the Agreement, to which I acknowledge I would not be entitled if I did not sign this Release.

________________________________            Date:  _______________, 2002
George A. Eldridge

11